UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 11, 2012

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders.

The final results for each of the matters submitted to a vote of security holders at the Company’s 2012 annual meeting of stockholders were as follows:

(1)	The following individuals were elected as Directors of the Company to serve until the next annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-votes
Irving Bolotin	389,911,097	1,790,361	44,423,388
Steven L. Gerard	386,547,068	5,154,390	44,423,388
Theron I. (“Tig”) Gilliam	387,883,867	3,817,591	44,423,388
Sherrill W. Hudson	387,084,090	4,617,368	44,423,388
R. Kirk Landon	387,301,126	4,400,332	44,423,388
Sidney Lapidus	390,482,438	1,219,020	44,423,388
Stuart A. Miller	390,709,485	991,973	44,423,388
Jeffrey Sonnenfeld	390,492,763	1,208,695	44,423,388

(2)	Stockholders approved, in a non-binding advisory vote, the compensation of the named executive officers described in the Proxy Statement dated March 2, 2012 relating to the Company’s 2012 Annual Meeting of Stockholders. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
327,254,239	58,553,680	5,893,539	44,423,388

(3)	Stockholders approved the amendments to the Company’s 2007 Equity Incentive Plan. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
315,961,224	75,620,564	119,670	44,423,388

(4)	Stockholders approved the Company’s 2012 Incentive Compensation Plan. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
333,754,390	57,851,727	95,341	44,423,388

(5)	Stockholders ratified Deloitte & Touche LLP as the independent registered public accounting firm for the Company’s fiscal year ending November 30, 2012. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining
435,212,627	722,046	190,173

(6)	Stockholders did not approve a stockholder proposal regarding the Company’s energy use. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
40,589,561	320,338,036	30,773,861	44,423,388

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2012	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

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